Exhibit 5.1

One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, NY 11021

November 10, 2015

One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, NY 11021

Gentlemen:

I am Senior Counsel to One Liberty Properties, Inc. (the “Company”). In such capacity, I have supervised the preparation and filing of a Registration Statement by the Company on Form S-3 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 750,000 shares of common stock, par value $1.00 per share (“Common Stock”). All of such shares have been registered for issuance pursuant to the Dividend Reinvestment Plan of the Company.

In my capacity as counsel, I am familiar with the Articles of Amendment and Restatement, as amended, and the By-Laws, as amended, of the Company and with the corporate proceedings taken by the Company in connection with the preparation and filing of such Registration Statement and in connection with the issuance and sale of the shares of Common Stock to which the Registration Statement relates.

Based upon the foregoing, I am of the opinion that:

1.	The Company is duly organized and validly existing under the laws of the State of Maryland.

2.	The 750,000 shares of Common Stock to be sold by the Company as described in the Registration Statement have been duly authorized and when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

I know that I am referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in within the category of persons whose consent is required by Section 7 of the Securities Act, or the rules or regulations promulgated thereunder. I further note that as of the date hereof, I beneficially own 270,732 shares of the Company’s Common stock.

Very truly yours,

/s/ Simeon Brinberg
Simeon Brinberg
Senior Counsel